UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

           Date of Report (Date of earliest reported): April 29, 2005

                              GLOBALNET CORPORATION
               (Exact name of registrant as specified in charter)

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            Nevada                        000-24962               75-2863583
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(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
Incorporation or Organization)                               Identification No.)
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            1919 S Highland Ave, Suite 125D, Lombard, Illinois 60148
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (630) 652-1300

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02   Unregistered Sales of Equity Securities

      To obtain funding to pay off a service provider, GlobalNet Corporation (the "Company") entered into a Securities Purchase Agreement (the "Agreement") with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the "Investors") on April 29, 2005 for the sale of (i) $1,250,000 in callable secured convertible notes (the "Notes") and (ii) stock purchase warrants (the "Warrants") to buy 462,962,963 shares of our common stock.

      On April 29, 2005, the Investors purchased $770,000 in Notes and received Warrants to purchase 282,407,407 shares of the Company's common stock. In addition, provided that all of the conditions in the Securities Purchase Agreement are satisfied, the Investors may purchase additional agreed upon amount of Notes and Warrants until the maximum $480,000 in Notes has been purchased. The Company or a majority in interest of the Investors may terminated the obligation to issue additional Notes and Warrant upon 30 days notice.

      The Notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price, equal to the lower of (i) $0.0036 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of May 3, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.003 and, therefore, the conversion price for the secured convertible notes was $.0007. Based on this conversion price, the Notes in the amount of $770,000 excluding interest, were convertible into 1,100,000,000 shares of our common stock.

      We may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.0036 per share. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

      The Warrants are exercisable until five years from the date of issuance at a purchase price of $0.0036 per share. In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

      The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of common stock.

      The sale of the Notes was completed on April 29, 2005 with respect to $770,000 of the Notes. As of the date hereof, the Company is obligated on $770,000 in face amount of Notes issued to the Investors. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company. In addition, the Company is also obligated on approximately $6,000,000 in face amount of callable secured convertible notes issued to the Investors. In addition, the callable secured convertible notes and the common stock purchase warrants issued to the Investors on February 6, 2003, February 21, 2003, May 9, 2003, June 23, 2003, August 21, 2003, May 21, 2004, June 21, 2004 and October 27, 2004 were amended to provide (A) a conversion price for the callable secured convertible notes equal to the lower of (i) $0.0036 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date, (B) an exercise price of $.0036 for the common stock purchase warrants and (C) an extension of the terms of the common stock purchase warrants until April 29, 2010.

      The Notes and Warrants were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

In addition, Growth Enterprise Fund, S.A. ("GEF") has entered into an agreement with Ocean Avenue Advisors, LLC ("Ocean") pursuant to which GEF is selling all of its shares of common stock of the Company to Ocean. As a result of this private transaction, Ocean will be deemed to beneficially own an aggregate of 30% of the Company's outstanding shares and GEF will no longer have any interest in the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

David Halpern and Oscar de la Guardia, directors of the Company resigned as directors of the Company effective April 11, 2005.

On May 2, 2005, the sole director voted to appoint Mark Shaftlein as a director of the Company. There are no understandings or arrangements between Mr. Shaftlein and any other person pursuant to which Mr. Shaftlein was selected as a director. Mr. Shaftlein presently does not serve on any Company committee. Mr. Shaftlein may be appointed to serve as a member of a committee although there are no current plans to appoint Mr. Shaftlein to a committee as of the date hereof. Mr. Shaftlein does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, Mr. Shaftlein has never entered into a transaction, nor is there any proposed transaction, between Mr. Shaftlein and the Company; provided, however, Ocean, which Mr. Shaftlein is a member and director of, has entered into a consulting agreement with the Company. The consulting agreement provides for payments to Ocean of $12,500 per month and the issuance of 150,000,000 shares of common stock that have previously been issued.

Mr. Mark Schaftlein has spent the last 5 years as the Managing Director of Ocean Avenue Advisors, LLC. Ocean Avenue Advisors is a financial consulting firm whose primary focus is assisting small and micro cap companies. Prior to his tenure at Ocean Avenue Advisors Mr. Schaftlein spent 20 years in the mortgage banking industry, including 7 years with Citigroup. Mr. Schaftlein has a Bachelor of Science in Business Administration from Western Kentucky University.

Item 9.01         Financial Statements and Exhibits

Exhibit No.       Description

4.1 Securities Purchase Agreement dated April 29, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.2               Form of Callable Secured Convertible dated April 29, 2005

4.3               Form of Stock Purchase Warrant dated April 29, 2005

4.4 Registration Rights Agreement dated April 29, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.5 Intellectual Property Security Agreement dated April 29, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.6 Security Agreement dated April 29, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.7 Letter Agreement dated April 29, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GLOBALNET CORPORATION


Date: May 4, 2005                   By: /s/Mark T. Wood
                                        ---------------
                                    Name: Mark T. Wood
                                    Title: CEO